EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 09-06

XTO ENERGY ANNOUNCES EARNINGS, PRODUCTION AND CASH FLOW FOR 4Q;

REPORTS RECORD PRODUCTION AND CASH FLOW FOR 2008

FORT WORTH, TX (February 19, 2009) – XTO Energy Inc. (NYSE-XTO) today reported record production for fourth quarter 2008 of 2.64 billion cubic feet equivalent (Bcfe) per day, up 29% from the fourth quarter 2007 level of 2.05 Bcfe per day, and up 11% sequentially from 2.39 Bcfe per day in third quarter 2008. Total revenues for the fourth quarter were a record $1.96 billion, a 23% increase from $1.59 billion the prior year. Earnings for the quarter were $351 million, or $0.61 per share ($0.61 diluted), a 24% decrease from fourth quarter 2007 earnings of $464 million, or $0.96 per share ($0.95 diluted). After adjusting for the after-tax effects of a $39 million non-cash derivative fair value gain and an $81 million impairment of proved properties, adjusted earnings for fourth quarter 2008 were $393 million, or $0.68 per share ($0.68 diluted). Fourth quarter 2007 adjusted earnings were $465 million, or $0.96 per share ($0.95 diluted).1

Operating income for the quarter was $709 million, a 13% decrease from fourth quarter 2007 operating income of $813 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities and exploration expense was $1.32 billion, up 14% from 2007 fourth quarter comparable operating cash flow of $1.16 billion.1

Fourth quarter daily gas production averaged 2.17 billion cubic feet (Bcf), up 30% from fourth quarter 2007 daily production of 1.67 Bcf. Daily oil production for the fourth quarter was 63.5 thousand barrels, a 30% increase from the fourth quarter 2007 level of 48.8 thousand barrels.

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XTO Energy Announces Earnings, Production and Cash Flow for 4Q;

Reports Record Production and Cash Flow for 2008

During the fourth quarter, natural gas liquids production was 15.4 thousand barrels per day, a 7% increase from the fourth quarter 2007 rate of 14.5 thousand barrels per day.

“Despite the volatility and extremes of 2008, XTO Energy reported another record year of performance for our shareholders. Daily production and proven reserves grew by 28% and 23%, respectively. Operating cash flow increased by 37% as the cash margin per Mcfe expanded to $6. From an acquisition perspective, the Company fortified its potential for long-term growth, with compelling economic returns, through an expansive addition of properties in the most prolific growth basins across the country,” stated Bob R. Simpson, Chairman and Founder. “Looking ahead, we have hedged 80% of projected production volumes at an equivalent price of about $10.70 per Mcfe to protect our financial returns in 2009. Given these commodity hedges and even with the current price environment, we anticipate another record year of cash flow generation. Our capital budget of $3.2 billion is designed to deliver efficient growth of 14% for the year, while building the infrastructure needed for the future.”

“Operational results highlight the ongoing success of our numerous growth platforms in tight-sand and shale basins. In East Texas, the Freestone Trend grew to an average gross rate of 756 MMcf per day, up 6.2% from the prior quarter. In this field, two horizontal Cotton Valley Lime wells, the Gail King 28H and 37H, were completed at daily rates of 13 MMcf and 12 MMcf, respectively. Initial success in our Haynesville Shale program is reported with the completion of the New Horizons 1 well which has delivered a steady daily rate over 8 MMcf for its first two weeks of production. This discovery Haynesville well opens up our highly prospective acreage in western Panola County of Texas for development. For the quarter, Barnett Shale production increased by 14% to reach a net daily rate of 554 MMcfe. Our development programs in the Woodford and Fayetteville plays are underway with a combined 30 wells drilled

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XTO Energy Announces Earnings, Production and Cash Flow for 4Q;

Reports Record Production and Cash Flow for 2008

during the quarter and combined net production over 90 MMcf per day. Finally, in the Bakken Shale of North Dakota, a new Three Forks/Sanish well was completed at an initial daily rate of 1,300 barrels of oil equivalent,” stated Keith A. Hutton, Chief Executive Officer. “Across the board, our high margin development opportunities represent extraordinary captured value. With the state of the industry today, the XTO directive is to manage growth and maximize economic returns into falling costs.”

The average realized gas price for the quarter was $6.79 per thousand cubic feet (Mcf), 10% lower than the fourth quarter 2007 average price of $7.53 per Mcf. The fourth quarter average oil price increased 13% to $85.19 per barrel from the fourth quarter 2007 average price of $75.47 per barrel. Natural gas liquids prices averaged $29.46 per barrel for the quarter, a 48% decrease from the 2007 fourth quarter average price of $56.64.

For the year, the Company reported record earnings of $1.91 billion, or $3.60 per share ($3.56 diluted), compared with earnings of $1.69 billion, or $3.58 per share ($3.53 diluted) for 2007. After adjusting for the after-tax effects of a $46 million non-cash derivative fair value gain and an $81 million impairment of proved properties, 2008 adjusted earnings were $1.95 billion, or $3.66 per share ($3.62 diluted) compared to 2007 adjusted earnings of $1.72 billion, or $3.64 per share ($3.59 diluted).1 Operating cash flow in 2008 was a record $5.13 billion, up 37% from the prior year level of $3.74 billion.1 Total revenues for 2008 were a record $7.70 billion, a 40% increase from revenues of $5.51 billion for 2007. Operating income for the year was $3.51 billion, a 21% increase from $2.89 billion for 2007.

Gas production for the year was a record 1.91 Bcf per day, up 31% from 2007 daily production of 1.46 Bcf. Oil production for 2008 was a record 56.0 thousand barrels per day, a 19% increase from 2007 production of 47.0 thousand barrels per day. Natural gas liquids

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XTO Energy Announces Earnings, Production and Cash Flow for 4Q;

Reports Record Production and Cash Flow for 2008

production for 2008 was a record 15.6 thousand barrels per day, a 15% increase from 2007 production of 13.5 thousand barrels per day.

The average realized gas price for 2008 was $7.81 per Mcf, up 4% from the 2007 average price of $7.50 per Mcf. The average oil price for the year was $87.59 per barrel, a 25% increase from the 2007 average price of $70.08 per barrel. Natural gas liquids averaged $48.76 per barrel, or 7% higher than the 2007 average of $45.37 per barrel.

XTO Energy Inc. is a domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties in the United States.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s fourth quarter 2008 earnings and operational review conference call will be broadcast live via Internet webcast at 11:00 A.M. ET (10:00 A.M. CT) on Thursday, February 19, 2009. The webcast can be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to long-term growth, production growth, cash flow in 2009, economic returns, cash margins, financial strength and development opportunities are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the cost of obtaining drilling equipment and personnel, higher than expected production costs and other expenses and general market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC.

Consolidated Income Statements

(in millions, except production, per share and per unit data)	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
REVENUES

Gas and natural gas liquids	$1,395	$1,233	$5,728	$4,214
Oil and condensate	498	339	1,796	1,204
Gas gathering, processing and marketing	65	23	168	100
Other	3	(1)	3	(5)

Total Revenues	1,961	1,594	7,695	5,513

EXPENSES

Production	272	175	942	615
Taxes, transportation and other	149	132	703	444
Exploration (a)	26	19	88	52
Depreciation, depletion and amortization (b)	731	356	2,025	1,187
Accretion of discount in asset retirement obligation	10	6	31	22
Gas gathering and processing	31	19	101	81
General and administrative (c)	121	75	382	231
Derivative fair value (gain) loss (d)	(88)	(1)	(85)	(11)

Total Expenses	1,252	781	4,187	2,621

OPERATING INCOME	709	813	3,508	2,892

OTHER EXPENSE

Interest expense, net (e)	157	92	482	250

INCOME BEFORE INCOME TAX	552	721	3,026	2,642

INCOME TAX

Current (f)	(15)	(15)	140	292
Deferred	216	272	974	659

Total Income Tax Expense	201	257	1,114	951

NET INCOME	$351	$464	$1,912	$1,691

EARNINGS PER COMMON SHARE

Basic	$0.61	$0.96	$3.60	$3.58

Diluted	$0.61	$0.95	$3.56	$3.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	574.4	482.8	531.6	471.9

Diluted	576.6	490.5	537.8	479.0

Average Daily Production

Gas (Mcf)	2,165,959	1,670,577	1,905,443	1,457,802
Natural Gas Liquids (Bbls)	15,434	14,462	15,624	13,545
Oil (Bbls)	63,545	48,844	56,025	47,047
Natural Gas Equivalents (Mcfe)	2,639,831	2,050,414	2,335,336	1,821,353

Average Sales Prices (g)

Gas (per Mcf)	$6.79	$7.53	$7.81	$7.50
Natural Gas Liquids (per Bbl)	$29.46	$56.64	$48.76	$45.37
Oil (per Bbl)	$85.19	$75.47	$87.59	$70.08

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XTO ENERGY INC.

Consolidated Statements of Cash Flows

(in millions)	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
OPERATING ACTIVITIES

Net income	$351	$464	$1,912	$1,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	731	356	2,025	1,187
Accretion of discount in asset retirement obligation	10	6	31	22
Non-cash incentive compensation	60	27	170	65
Dry hole expense	15	11	22	21
Deferred income tax	216	272	974	659
Non-cash change in derivative fair value (gain) loss	(61)	1	(72)	43
Other non-cash items	(10)	16	2	23
Changes in operating assets and liabilities, net of effects of acquisition of corporations (1)	173	(155)	171	(72)

Cash Provided by Operating Activities	1,485	998	5,235	3,639

INVESTING ACTIVITIES

Proceeds from sale of property and equipment	24	—	24	1
Property acquisitions, including acquisitions of corporations	(835)	(756)	(8,456)	(4,012)
Development costs, capitalized exploration costs and dry hole expense	(1,167)	(712)	(3,661)	(2,668)
Other property and asset additions	(276)	(159)	(913)	(666)

Cash Used by Investing Activities	(2,254)	(1,627)	(13,006)	(7,345)

FINANCING ACTIVITIES

Proceeds from long-term debt	6,079	1,542	19,560	7,293
Payments on long-term debt	(5,239)	(1,335)	(14,250)	(4,433)
Dividends	(69)	(46)	(250)	(170)
Debt costs	—	—	(32)	(18)
Net proceeds from common stock offerings	—	—	2,612	1,009
Proceeds from exercise of stock options and warrants	—	7	23	33
Payments upon exercise of stock options	—	(13)	(70)	(57)
Excess tax benefit on exercise of stock options or vesting of stock awards	—	9	64	57
Other, including cash overdrafts and purchase of treasury stock	4	(39)	139	(13)

Cash Provided by Financing Activities	775	125	7,796	3,701

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(504)	25	(5)

Cash and Cash Equivalents, Beginning of Period	19	504	—	5

Cash and Cash Equivalents, End of Period	$25	$—	$25	$—

(1) Changes in Operating Assets and Liabilities
Accounts receivable	$219	$(158)	$(151)	$(198)
Other current assets	(91)	(88)	(32)	(85)
Other operating assets and liabilities	(2)	(4)	(7)	(9)
Current liabilities	(406)	95	(92)	220
Change in current assets from early settlement of hedges	453	—	453	—

	$173	$(155)	$171	$(72)

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XTO ENERGY INC.

Consolidated Balance Sheets

(in millions, except shares)	December 31, 2008	December 31, 2007
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$25	$—
Accounts receivable, net	1,217	852
Derivative fair value	2,735	199
Current income tax receivable	57	118
Deferred income tax benefit	—	20
Other	224	98

Total Current Assets	4,258	1,287

Property and Equipment, at cost - successful efforts method:
Proved properties	30,994	18,671
Unproved properties	3,907	1,050
Other	2,239	1,376

Total Property and Equipment	37,140	21,097
Accumulated depreciation, depletion and amortization	(5,859)	(3,897)

Net Property and Equipment	31,281	17,200

Other Assets:
Derivative fair value	1,023	—
Acquired gas gathering contracts, net of accumulated amortization	105	112
Goodwill	1,447	215
Other	140	108

Total Other Assets	2,715	435

TOTAL ASSETS	$38,254	$18,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$1,912	$1,264
Payable to royalty trusts	13	30
Derivative fair value	35	239
Deferred income tax payable	940	—
Other	30	4

Total Current Liabilities	2,930	1,537

Long-term Debt	11,959	6,320

Other Liabilities:
Derivative fair value	—	4
Deferred income taxes payable	5,200	2,610
Asset retirement obligation	735	450
Other	83	60

Total Other Liabilities	6,018	3,124

Commitments and Contingencies

Stockholders’ Equity:
Common stock ($.01 par value, 1,000,000,000 shares authorized, 585,094,847 and 490,434,003 shares issued)	6	5
Additional paid-in capital	8,315	3,172
Treasury stock, at cost (5,563,247 and 5,140,230 shares)	(147)	(134)
Retained earnings	6,588	4,938
Accumulated other comprehensive income (loss)	2,585	(40)

Total Stockholders’ Equity	17,347	7,941

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,254	$18,922

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XTO ENERGY INC.

(a)	Includes geological and geophysical costs, as well as dry hole costs of $15 million in the three-month 2008 period and $22 million for the year 2008, and $11 million in the three-month 2007 period and $21 million for the year 2007.

(b)	Includes impairment of proved properties of $128 million in both the three-month and twelve-month 2008 periods.

(c)	Includes non-cash incentive award compensation of $60 million in the three-month 2008 period and $170 million for the year 2008, and $27 million in the three-month 2007 period and $65 million for the year 2007.

(d)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Other non-hedge derivatives	$(79)	$4	$(84)	$—
Ineffective portion of hedge derivatives	(9)	(5)	(1)	(11)

Total derivative fair value (gain) loss	$(88)	$(1)	$(85)	$(11)

(e)	Net of capitalized interest of $13 million in the three-month 2008 period and $39 million for the year 2008, and $9 million in the three-month 2007 period and $30 million for the year 2007.

(f)	The current income tax provision generally exceeds cash tax expense by the benefit realized upon exercise of stock options or vesting of stock awards in excess of amounts expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $69 million for the year 2008, $16 million for the 2007 three-month period and $64 million for the year 2007. For the three-month 2008 period, the current income tax provision was less than cash tax expense by $2 million.

(g)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (d) above). These non-hedge and ineffective derivative gains and losses are primarily related to certain of our crude oil swap agreements that did not qualify for hedge accounting, and the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. If realized non-hedge and ineffective gains and losses, attributable to fourth quarter and year-end production, had been recorded as gas, natural gas liquids and oil revenue, the average gas, natural gas liquids and oil prices would have been:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Gas (per Mcf)	$6.82	$7.55	$7.80	$7.59
Natural gas liquids (per Bbl)	$29.46	$56.64	$48.83	$45.37
Oil (per Bbl)	$88.71	$75.27	$88.60	$70.24

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2008	2007	2008	2007
Net income	$351	$464	$1,912	$1,691
Adjustments, net of tax:
Non-cash derivative fair value (gain) loss	(39)	1	(46)	28
Impairment of proved properties	81	—	81	—

Adjusted earnings	$393	$465	$1,947	$1,719

Adjusted earnings per common share:
Basic	$0.68	$0.96	$3.66	$3.64

Diluted	$0.68	$0.95	$3.62	$3.59

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow measure, to operating cash flow:

(in millions)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2008	2007	2008	2007
Cash Provided by Operating Activities	$1,485	$998	$5,235	$3,639
Changes in operating assets and liabilities	(173)	155	(171)	72
Exploration expense, excluding dry hole expense	11	8	66	31

Operating Cash Flow	$1,323	$1,161	$5,130	$3,742

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